UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 15, 2015

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Election of Directors

On December 15, 2015, the Board of Directors of Expedia, Inc. (“Expedia”) expanded the size of the Board from ten to thirteen members and elected Susan C. Athey, Christopher W. Shean and Alexander von Furstenberg to fill the newly-created directorships. None of the new directors has been appointed to serve as a member of any committee of the Board of Directors.

As a result of the increased size of the Board, Liberty Interactive Corporation (formerly known as Liberty Media Corporation, “Liberty”), a stockholder of Expedia, has the right to nominate three directors for election to the Board so long as certain stock ownership requirements are satisfied, all as provided in the Amended and Restated Governance Agreement, dated as of December 20, 2011, among Expedia, Liberty and Mr. Barry Diller. Liberty has designated Mr. Shean as a Liberty nominee (along with currently serving Liberty nominees Pamela L. Coe and John C. Malone).

A description of the compensation payable to Ms. Athey and Mr. von Furstenberg for their respective service as a director is set forth under the caption “Compensation of Non-Employee Directors” in Expedia’s definitive Proxy Statement dated April 30, 2015.

Dr. Athey has served as a professor at the Stanford University Graduate School of Business since 2013, where she is also the co-director of the Digital Business Initiative. Previously, she served as a professor of economics at Harvard University, and held academic positions at the economics departments of Stanford University and the Massachusetts Institute of Technology. In addition, Dr. Athey advises governments and businesses on the design of auction-based marketplaces. Dr. Athey is the recipient of numerous honors and awards, including the John Bates Clark Medal. She is a graduate of Duke University and received her Ph.D. from Stanford University Graduate School of Business. She has also received an honorary doctorate from Duke University.

Mr. Shean has served as a Senior Vice President of Liberty Media Corporation (including its predecessor) since May 2007, the Chief Financial Officer since November 2011 and the Controller from May 2007 to October 2011. He has also served as a Senior Vice President of Liberty since January 2002 and the Chief Financial Officer since November 2011. Previously, Mr. Shean served as the Controller, as well as Vice President of Liberty. Mr. Shean has also served as Senior Vice President and Chief Financial Officer of Liberty TripAdvisor Holdings, Inc. since July 2013 and Liberty Broadband Corporation since June 2014. Mr. Shean also serves as a director TripAdvisor, Inc. and FTD Companies, Inc. He is a graduate of Virginia Polytechnic Institute and State University.

Mr. von Furstenberg currently serves as Chief Investment Officer of Ranger Global Advisors, LLC, a family office focused on value-based investing, which he founded in June 2011. Previously, he founded Arrow Capital Management, LLC, a private investment firm focused on global public equities, where he served as Co-Managing Member and Chief Investment Officer since 2003. Mr. von Furstenberg has served as a member of the Board of Directors of IAC/InterActiveCorp, a leading media and Internet company, since 2008 and has served as a member of the board of directors of W.P. Stewart & Co. Ltd., a Bermuda based asset management firm, since 2013. Since 2001, he has acted as Chief Investment Officer of Arrow Investments, Inc., the private investment office which serves his family. Mr. von Furstenberg also serves as a partner and director of Diane von Furstenberg Studio, LLC. In addition to the philanthropic work accomplished through his position as a director of The Diller-von Furstenberg Family Foundation, Mr. von Furstenberg also serves on the board of directors of Friends of the High Line. He is a graduate of Brown University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Dated: December 17, 2015